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                                                                    EXHIBIT 10.5

                                 LOAN AGREEMENT



THIS AGREEMENT is made as of the 9th day of October 1996 by and between CONSERVER PURCHASING CORPORATION, a corporation organized and existing under the laws of the State of Delaware whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801 ("Borrower"), and CONSERVER CORPORATION OF AMERICA, a corporation organized and existing under the laws of the State of Delaware having a place of business at 2655 LeJeune Road, Coral Gables, Florida 33134 ("Lender").


1.       LOAN

         (a) Subject to and upon the terms and conditions set forth below, the Lender agrees to lend to the Borrower an amount up to Two Hundred Thousand Dollars ($200,000) (the "Loan"), such sum to be delivered to the Borrower in accordance with this Agreement.

         (b) The Loan shall be evidenced by and payable with interest in accordance with a promissory note or notes of the Borrower substantially similar in form and substance to Exhibit A attached hereto and made a part hereof (the "Note").


2.       INTEREST RATES; PAYMENTS AND OPTIONAL PREPAYMENTS

         (a) The Borrower agrees to pay interest on the unpaid principal amount of the Loan from time to time at the rate of eight per cent (8%) per annum, such interest to be added to the principal amount of the Note(s) on a monthly basis and payable upon demand together with the Loan.

         (b) All payments under this Agreement or otherwise in respect to the Loan shall be made in immediately available funds in accordance with the instructions of the Lender at the time demand for payment is made, and no payments shall be subject to setoff, counterclaim, withholding or reduction of any kind whatsoever.

         (c) The Borrower shall have the right to prepay the Loan in whole or in part, without premium or penalty, at any time and from time to time, provided that at the time of the prepayment the Borrower shall pay all interest accrued on the amount prepaid.


3.       ADDITIONAL CONSIDERATION; SECURITY

         (a) The Borrower and the Lender acknowledge that a primary purpose of the Loan is to fund the Borrower's anticipated purchase of an inventory of products from
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                  Conserver XXI, S.A., a Spanish company (the "lnventory"). The
                  Lender therefore agrees to release the Loan to the Borrower in accordance with the Borrower's instructions after receiving confirmation satisfactory to it that the Borrower has taken possession of the Inventory.

         (b) The Borrower agrees to grant to the Lender a security interest in, and a lien on, all right title and interest of the Borrower in and to all assets of the Borrower and to enter a Security Agreement in favor of the Lender in a form substantially similar in form and substance to Exhibit B attached hereto and made a part hereof (the "Security Agreement") in order to secure payment and performance of the Borrower's obligations to the Lender under this Agreement and the Note.

         (c) The Borrower agrees to execute and deliver to the Lender upon demand by Lender any and all documents requested by Lender relating to the security interests and rights granted pursuant to the Security Agreement and the perfection thereof, including without limitation any UCC documents; all taxes, fees and other charges in connection with the execution, delivery and filing of this Agreement and other appropriate documentation shall be added to the principal of the Loan.

         (d) As further inducement for Lender to enter into this Agreement and additional consideration for the Loan arising hereunder, Borrower hereby grants to Lender (i) an option to purchase all or any part of the Inventory at a fair market price at any time while Borrower retains title to the Inventory, (ii) a right of first refusal to purchase all or any part of the Inventory at the price and upon the terms offered by an arms' length purchaser to Borrower, such right to be exercised within thirty (30) days of notice of such offer by Borrower to Lender, and (iii) the right to require Borrower to assign all of its rights and interest in the letter from Conserver XXI, S.A. to Borrower attached hereto as Exhibit C and/or any agreement arising thereunder or otherwise related to the subject matter thereof.

4.       CONDITIONS PRECEDENT

The Lender shall not be obligated to release the Loan to the Borrower hereunder until the following conditions have been satisfied:

         (a)      This Agreement, the borrowing hereunder, the Note, the
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                  Security Agreement and all transactions contemplated by this
                  Agreement and the Security Agreement shall have been duly authorized by the Borrower. The Borrower shall have duly executed and delivered to the Lender this Agreement, the Note and the Security Agreement in form and substance reasonably satisfactory to the Lender and its counsel.

         (b) On the date hereof and on the date the Loan (or any part thereof) is released to the Borrower, all representations and warranties made by the Borrower in paragraph 5 of this Agreement or otherwise in writing in connection herewith shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of today's date, except that representations and warranties expressly limited to a certain date shall be true and correct as of that date.

         (c) On or before the date hereof, there shall have been delivered to the Lender the following supporting documents:

                  (i) legal existence and corporate good standing certificates with respect to the Borrower dated as of a recent date issued by the Secretary of State or other officials of its state of organization.

                  (ii) a certificate of the Secretary or Assistant Secretary of the Borrower certifying as to (i) the By-Laws of the Borrower, as in effect on the date hereof; (ii) the incumbency and the signatures of the officers of the Borrower who have executed any documents in connection with the transactions contemplated by this Agreement; and (iii) the resolutions of the Board of Directors and, to the extent reacquired by law, the shareholders, of the Borrower authorizing the execution, delivery and performance of this Agreement and the making of the Loan hereunder, and the execution and delivery of the Note; and

                  (iii) all other information and documents which the Lender or its counsel may reasonably request in connection with the transactions contemplated by this Agreement.
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5.       REPRESENTATIONS AND WARRANTIES

As further inducement to the Lender to enter into this Agreement and to make the contemplated Loan the Borrower hereby represents and warrants as follows (except to the extent qualified by supplemental disclosure set forth on Schedule A hereto) and the following representations and warranties as so qualified shall survive the execution and delivery of this Agreement and the release of the Loan and shall continue until no portion of the Loan or interest thereon remain outstanding:

         (a) The Borrower is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the failure to do so would have a Material Adverse Effect.

         (b) Neither the execution, delivery or performance of this Agreement or any other Loan Document, nor consummation of the contemplated transactions will contravene any law, statute, rule or regulation to which the Borrower is subject or any judgement, decree, franchise, order or permit applicable to the Borrower, or will conflict or be inconsistent with or will result in any breach of, or constitute a default under, or result in or require the creation or imposition of any Lien (other than the lien created by the Security Agreement) upon any of the property or assets of the Borrower pursuant to any Contractual Obligation of the Borrower, or violate any provision of the corporate charter or by-laws of the Borrower.

         (c) The execution, delivery and performance of this Agreement and the other Loan Documents are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action.

         (d) This Agreement and each other Loan Document constitutes a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, whether applied in a court of equity or at law.

         (e) No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Governmental Authority is
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                  required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or any other Loan Document by the Borrower, or the taking of any action contemplated hereby or thereby, except for the filing of UCC-1 financing statements in the appropriate UCC filing offices.

         (f) There are no actions, suits or proceedings pending or threatened against or affecting the Borrower before any Governmental Authority, which in any one case or in the aggregate, if determined adversely to the interests of the Borrower, would have a Material Adverse Effect.

         (g) To the best of the Borrower's knowledge, the Borrower is not in default under any Contractual Obligation, where such default could have a Material Adverse Effect. To the best of the Borrower's knowledge, the Borrower is not in default and or in violation of any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Borrower which default or violation could have a Material Adverse Effect.

         (h)      The Borrower has no Subsidiaries.

         (i) The Borrower has good and marketable title to all of its properties and assets, and none of such properties or assets is subject to any Lien except for (a) Permitted Liens, or (b) a defect in title or other claim other than defects and claims that, in the aggregate, would have no Material Adverse Effect. The Borrower enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provision which might materially affect or impair such properties or assets. The Borrower is not aware of the occurrence of any event which would result in the termination of any such leases, and the Borrower has not received, nor has the Borrower given, a notice of termination of any such leases.


6.       AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Note, together with all interest thereon and all other Obligations of the Borrower to the Lender are paid or satisfied in full:
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         (a)      The Borrower will maintain its existence and comply with all applicable statutes, rules and regulations and to remain duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where such qualification or licensing is required by the nature of its business, the character and location of its property, business, or the ownership or leasing of its property, except where such noncompliance or failure to so qualify would not have a Material Adverse Effect.

         (b) The Borrower will pay when due all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it which, if unpaid, might become a Lien against the Borrower or on its property, except liabilities being contested in good faith and by proper proceedings, as to which adequate reserves are maintained on the books of the Borrower, in accordance with GAAP.

         (c) The Borrower will maintain insurance with financially sound and reputable insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower operates, provided that in any event the Borrower shall maintain or cause to be maintained (a) insurance against casualty, loss or damage covering all property and improvements of the Borrower in amounts and in respect of perils usually carried by owners of similar businesses and properties in the same general areas in which Borrower operates; (b) comprehensive general liability insurance against claims for bodily injury, death or property damage; and (c) workers' compensation insurance to the extent required by applicable law. In the case of policies referenced in clauses (a) and (b) above, all such insurance shall (i) name the Borrower and the Lender as loss payees and additional insureds as their interest may appear; (ii) provide that no termination, cancellation or material reduction in the amount or material modification to the extent of coverage shall be effective until at least 20 days after receipt by the Lender of notice thereof; and (iii) be reasonably satisfactory in all other respects to the Lender.

         (d)      The Borrower will furnish to the Lender:

                  (i) promptly upon delivery thereof to the shareholders of the Borrower generally, copies of all financial statements, reports, proxy statements and other materials writings;
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                  (ii)     promptly upon becoming aware of any litigation or
                           other proceeding against the Borrower that may have a Material Adverse Effect, notice thereof; and

                  (iii) promptly following the request of the Bank, such further information concerning the business, affairs and financial condition or operations of the Borrower as the Lender may reasonably request.

         (e) As soon as practicable, and in any event, within three (3) Banking Days of becoming aware of the existence of any condition or event which constitutes a Default, the Borrower will provide the Lender with written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

         (f) The Borrower will, upon the prior request of the Lender, at least twenty four (24) hours in advance, permit a representative of the Lender (including any field examiner or auditor retained by the Lender) to inspect and make copies of the Borrower's books and records, and to discuss its affairs, finances and accounts with its officers and accountants, at such reasonable times and as often as the Lender may reasonably request, including, without limiting the foregoing, the examination of the Borrower's accounts receivable by the Lender or its agent (which examination, prior to any occurrence of an Event of Default, shall occur no more frequently than semi-annually). The Borrower shall be solely responsible for all costs, both direct and indirect, incurred in the course of such inspections and examinations. The Lender will use reasonable efforts not to interfere with the ordinary course of the Borrower's business.

         (g) The Lender will endeavour in good faith to maintain the confidentiality of any non-public information relating to the Borrower which has been identified in writing as confidential on the information itself or otherwise (the "Confidential Information") and, except as provided below, will exercise the same degree of care that the Lender exercises with respect to its own proprietary information to prevent the unauthorized disclosure of the Confidential Information to third parties. Confidential Information shall not include information that either: (a) is in the public domain or in the knowledge or possession of the Lender when disclosed to
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                  the Lender, or becomes part of the public domain after
                  disclosure to the Lender through no fault of the Lender; or
                  (b) is disclosed to the Lender by a third party, provided the Lender does not have actual knowledge that such third party is prohibited from disclosing such information. The terms of this sub-paragraph shall not apply to disclosure of Confidential Information by the Lender that is, in the good faith opinion of the Lender, compelled by laws, regulations, rules, orders or legal process or proceedings or is disclosed to: (i) any party, including a prospective participant, who has signed a confidentiality agreement containing terms substantially similar to those contained herein; (ii) legal counsel, examiners, auditors and directors of the Lender and examiners, auditors and investigators having regulatory authority over the Lender; or (iii) any party in connection with the exercise of remedies by the Lender after default in the performance of the Borrower's obligations to the Lender.

         (h) The Borrower shall use the proceeds of the Loans solely for the purchase of the Inventory, as described in paragraph 3 of this Agreement, and related business purposes.

         (i) The Borrower will execute and deliver to the Lender any writings and do all things necessary, effectual or reasonably requested by the Lender to carry into effect the provisions and intent of this Agreement or any other Loan Document.

         (j) The Borrower shall immediately notify the Lender of the organization of any foreign or domestic subsidiaries of the Borrower. The Lender may require that any such subsidiaries become parties to any of the Loan Documents as guarantors or sureties and/or that the Borrower pledge the stock of any subsidiaries as collateral for the Obligations of the Borrower.


7.       NEGATIVE COVENANTS

The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Note, together with all interest thereon and all other Obligations of the Borrower to the Lender are paid or satisfied in full, without the prior written consent of the Lender:

         (a) The Borrower will not merge or consolidate with or into any other Person, or make any acquisition of the
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                  business of any other Person unless it obtains the prior
                  written consent of the Lender; provided, however, that the Borrower may enter into any such transaction as long as (a) the other Person is in the same or a related line of business; and (b) no Event of Default shall have occurred and be continuing or arise as a result thereof.

         (b) The Borrower will not convey, sell, lease, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, accounts receivable and leasehold assets), whether now owned or hereafter acquired, except the sale of inventory in the ordinary course of business, subject to the terms and conditions of this Agreement.

         (c) The Borrower will not create, incur, assume or suffer to exist any indebtedness, except:

                  (i)      indebtedness payable to the Lender; and

                  (ii) Subordinated Debt incurred by the Borrower after the date hereof; provided that, after giving effect to the incurrence of such Subordinated Debt and to the receipt and application of the proceeds thereof, no Default shall have occurred and be continuing.

         (d) The Borrower will not, create, incur, assume, or suffer to exist any Lien on any of its properties or assets, except the following (collectively, "Permitted Liens"):

                  (i) Liens for taxes not delinquent or being contested in good faith and by proper proceedings, as to which adequate reserves are maintained on the books of the Borrower in accordance with GAAP;

                  (ii) carriers', warehousemen's mechanics', materialmen's, landlord's or similar liens imposed by law incurred in the ordinary course of business in respect of obligations not overdue, or being contested in good faith and by proper proceedings and as to which adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

                  (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security legislation;
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                  (iv)     security deposits made to secure the performance of
                           leases, licenses and statutory obligations incurred in the ordinary course of business;

                  (v)      Liens in favor of the Lender;

                  (vi)     existing Liens, if any, listed on Schedule A hereto;

                  (vii) such minor defects, irregularities, encumbrances, easements, rights of way, zoning, restrictions, variations from building laws and clouds on title as normally exist with respect to similar properties and which do not materially impair the property affected thereby for the purpose for which it was acquired;

                  (viii) operating leases and subleases of property to others entered into in the ordinary course of business;

                  (ix) Liens on property owned by the Borrower, which property constitutes leasehold improvements, to the extent that such property is affixed to real estate in such a manner as to be subjected to Liens on the real estate to which it is affixed; and

                  (x) any attachment or judgment Lien individually or in the aggregate not in excess of $10,000 unless the judgment it secures shall, within 30 days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay.

         (e)      The Borrower will not declare or make any Restricted Payment.

         (f) The Borrower will not make, maintain or acquire any investment in any Person other than.

                  (i) marketable obligations issued or guaranteed by the United States of America having a maturity of one year or less from the date of purchase;

                  (ii) certificates of deposit, eurodollar time deposits, commercial paper, bankers acceptances or any other obligations of any bank or trust company organized or licensed to conduct a
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                           banking business under the laws of the United States
                           or any State thereof and which has (or which is a Subsidiary of a bank holding company which has) publicly traded debt securities rated A or higher by Standard & Poor's Corporation or A-2 or higher by Moody's Investors Service, Inc.;

                  (iii) stock or obligations issued to the Borrower in settlement of claims against others by reason of an event of bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of the Borrower or such Subsidiary;

                  (iv) commercial paper with maturities of not more than 90 days issued by U.S. corporate issuers whose senior debt is at the time rated investment grade by Moody's Investor Services, Inc. or Standard & Poor's Corporation;

                  (v) investments existing on the date hereof and listed on Schedule A; and

                  (vi) investments consisting of the purchase of instruments evidencing interest rate protection for all or a portion of the Obligations.


8.       EVENTS OF DEFAULT

         (a) The occurrence of any of the following events shall be an "Event of Default" hereunder:

                  (i) the Borrower shall default in the due and punctual payment of principal or interest on the Note, or shall default in the payment of any other amount due under any Loan Document; or

                  (ii) any representation, warranty or statement made herein or any other Loan Document, or in any certificate or statement furnished pursuant to or in connection herewith or therewith, shall prove to be incorrect, misleading or incomplete in any material respect on the date as of which made or deemed made; or

                  (iii) the Borrower shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to paragraph 7(a) or 7(e); or
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                  (iv)     the Borrower shall default in the performance or
                           observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement or any other Loan Document (other than those referred to in paragraphs 8(a) (i) through 8(a) (iii) above) and such default shall continue unremedied for a period of twenty (20) days after the occurrence of such default; provided, however, that if the curing of such default cannot be accomplished within such period of time, and if the Borrower commences to cure such default promptly within such period, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended to a period of time (not to exceed any additional thirty (30) days) necessary to cure such default with reasonable diligence; or

                  (v) any obligation of the Borrower in respect of any indebtedness, (other than the Note) or any Guarantee shall be declared to be or shall become due and payable prior to the stated maturity thereof, or such indebtedness or Guarantee shall not be paid as and when the same becomes due and payable (after the expiration of any applicable grace period), or there shall occur and be continuing any default under any instrument, agreement or evidence of indebtedness relating to any such indebtedness the effect of which is to permit the holder or holders of such instrument, agreement or evidence of indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such indebtedness to become due prior to its stated maturity; or

                  (vi) the Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an

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                           involuntary case under the Bankruptcy Code, or (vi)
                           take any corporate action for the purpose of effecting any of the foregoing; or

                  (vii) a proceeding or case shall be commenced, without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to the bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code; or

                  (viii) a judgment or judgments for the payment of money in excess of $100,000 (net of insurance proceeds) in the aggregate shall be rendered against the Borrower and any such judgement or judgements shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

                  (ix) the Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of any agreement with the Lender or any instrument delivered in favor of the Lender (other than, in either case, a Loan Document), and such default shall continue unremedied beyond the grace period (if any) provided for therein; or

                  (x) the Security Agreement shall cease to be in full force and effect or shall cease to be effective to grant a perfected security interest in the collateral described in the Security Agreement with the priority stated to be granted thereby for any reason, other than the failure of the Lender to take action within its control; or
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                  (xi)     Borrower shall make any payment on account of its
                           Subordinated Debt, except to the extent such payment is expressly permitted hereby or under any subordination agreement entered into with the Lender.

         (b) If any Event of Default shall have occurred and be continuing, the Lender may declare the principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable hereunder and under the Note to be forthwith due and payable, whereupon such amounts shall be and become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate) , presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.


9.       DEFINITIONS

For the purposes of this Agreement:

         (a)      "Agreement" shall mean this Loan Agreement.

         (b) "Banking Day" shall mean any day, excluding Saturday and Sunday and excluding any other day which in the State of Delaware is a legal holiday or a day on which banking institutions are authorized by law to close.

         (c) "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it is or any of its property is bound.

         (d) "Default" means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         (e)      "Event of Default" has the meaning set forth in paragraph 8
                  (a).

         (f) "GAAP" means accounting principles generally accepted in the United States applied on a consistent basis.

         (g) "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency, court, tribunal or other instrumentality, domestic or foreign, and any arbitrator.

         (h) "Guarantee" by any Person means any obligation, contingent, or otherwise, of such Person directly or indirectly guaranteeing any indebtedness or other obligation at any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         (i) "Indebtedness" of any Person at any date shall mean (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (excluding current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, but including any class of capital stock of such Person with fixed payment obligations or with redemption at the option of the holder) which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under leases that should be treated as capitalized leases in accordance with GAAP, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person and all reimbursement obligations (contingent or otherwise) of such Person in respect of any letters of credit issued for the account of such Person, and (d) all indebtedness secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         (j) "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) , or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any lease that should be capitalized in accordance with GAAP, and the filing of a financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), together with any renewal or extension thereof.

         (k) "Loan Documents" means, collectively, this Agreement, the Note, the Security Agreement, and all other agreements and instruments that are from time to time executed in connection with this Agreement, as each of such agreements and instruments may be amended, modified, or supplemented from time to time.

         (l)      "Material Adverse Effect" means a material adverse effect on
                  (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, or of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement, the Note or any of the other Loan Documents (c) the validity or enforceability of this Agreement, the Note or any of the other Loan Documents, or the rights or remedies of the Lender hereunder or thereunder, or (d) the right of the Lender to enforce the payment of accounts against account debtors in any particular State.

         (m)      "Note" shall have the meaning set forth in paragraph 1(b).

         (n) "Obligations" shall have the meaning given the term "Secured Obligations" in the Security Agreement as well as the obligations of Borrower arising under paragraph 3(d) of this Agreement.

         (o) "Permitted Liens" shall have the meaning set forth in paragraph 7 (d).

         (p) "Person" shall mean and include any individual, firm, corporation, trust or other unincorporated organization or association or other enterprise or any governmental or political subdivision, agency, department or instrumentality thereof.

         (q) "Restricted Payment" means, with respect to the Borrower (a) any dividend or other distribution on any shares of capital stock of the Borrower (except dividends payable solely in shares of capital stock or rights to acquire capital stock of the Borrower, and dividends payable solely to the Borrower),
                  (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the capital stock of the Borrower or

                  (ii) any option, warrant, convertible security or other right to acquire shares of the capital stock of the Borrower other than, in either case, payments made solely to the Borrower, and (c) any required or optional payment of any principal of, or premium or interest on, or any required or optional purchase, redemption or other retirement or other acquisition of any Subordinated Debt, except for payments as may be permitted pursuant to written subordination and intercreditor agreements to which the Lender is a party.

         (r) "Security Agreement" shall have the meaning set forth in paragraph 3 (b).

         (s) "Subordinated Debt" means indebtedness of the Borrower that is subordinated to the indebtedness of the Borrower owing to the Lender either (a) pursuant to a subordination agreement in form and substance satisfactory to the Lender between the Lender and the holder(s) of such indebtedness, or (b) pursuant to the terms thereof, where the Lender has confirmed in writing that such terms are satisfactory to it.

         (t) "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar function are at the time directly or indirectly owned by such Person.

         (u) "UCC" shall have the meaning given such term in the Security Agreement.


10.      MISCELLANEOUS

         (a) No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, by a nationally recognized commercial overnight delivery service, by first class mail, or by telecopy, delivered, addressed or transmitted, if to the Borrower, at City Tower, Level 4, 40 Basinghall Street, London

                  EC2V 5DE, Facsimile No. 0171 638 8799, if to the Lender at the address in the preamble to this Agreement, Facsimile No. 305 444 7550 or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be deemed effective (a) in the case of hand deliveries, when delivered;
                  (b) in the case of an overnight delivery service, on the next Banking Day after being placed in the possession of such delivery service, with delivery charges prepaid; (c) in the case of mail, three days after deposit in the postal system, first class postage prepaid; and (d) in the case of telecopy notices, when electronic indication of receipt is received.

         (c) No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         (d) The Borrower shall pay on demand, if any Event of Default occurs, all actual and reasonable costs and expenses incurred by the Lender, including the actual and reasonable fees and disbursements of counsel to the Lender, and of any appraisers, environmental engineers or consultants or investment banking firms retained by the Lender in connection with such Event of Default or collection, bankruptcy, insolvency and other enforcement proceedings related thereto. The Borrower agrees to pay, indemnify and hold the Lender harmless from, any and all recording and filing fees, and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise or other taxes, if any (other than taxes based upon the Lender's net income) , which may be payable or determined to be payable in connection with the execution and delivery of or the consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or the other Loan Documents, or any documents delivered pursuant hereto or thereto.

         (e) This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. The Lender may assign with prior notice to the Borrower to any financial institution or related Person all or any part of, or any interest (undivided or divided) in, the Lender's rights and benefits under this Agreement or the Note, and to the extent of that assignment such assignee shall have the same rights and benefits against the Borrower hereunder as it would have had if such assignee were the Lender making the Loan hereunder, and to the extent a participation interest is sold the only rights that will be granted to a participant will be with respect to waivers, amendments or modifications that would reduce the principal of or interest rate on the Loan or any fees.

         (f) Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         (g) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

         (h) THE LENDER AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE LENDER AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         (i) THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE IN ANY ACTION, SUIT, OR PROCEEDINGS OF ANY KIND AGAINST IT.

                  WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT, THE NOTE, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGEMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVICED WITH PROCESS IN THE MANNER PROPER IN SUCH JURISDICTION, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

         (j) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         (k) This Agreement may be signed in one or more counterparts each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                           CONSERVER PURCHASING CORPORATION




                                     By: /s/ SERGE NORELLA
                                         -----------------------------------


                                           CONSERVER CORPORATION OF AMERICA

                                     By: /s/ CHARLES H. STEIN
                                         -----------------------------------

                                   EXHIBIT A







                                  DEMAND NOTE

$____________________                          ______________________ , 199





______________________ [City] , ___________________ [State/Country]




1. On demand, we promise to pay to the order of Conserver Corporation of America, the sum of $_________________________ , for value received, with interest payable at the rate of eight per cent (8%) per annum, payable at Citibank, F.S.B., 1396 Alhambra Circle, Coral Gables, Florida 33134.

2. The makers, indorsers, and all parties to this Note hereby waive presentment and notice of demand, protest and notice of protest and nonpayment of this Note.




                                                CONSERVER PURCHASING CORPORATION





                                              BY __________________________

                          AMENDMENT TO LOAN AGREEMENT

THIS AGREEMENT is made on the 31st day of December 1996 by and between CONSERVER PURCHASING CORPORATION, a corporation organized and existing under the laws of the State of Delaware whose registered office is at 1209 Orange Street, Wilmington, Delaware 19801 ("Borrower"), and CONSERVER CORPORATION OF AMERICA, a corporation organized and existing under the laws of the State of Delaware having a place of business at 2655 LeJeune Road, Coral Gables, Florida 33134 ("Lender").

WHEREAS, the Borrower and the Lender entered into a Loan Agreement dated 9th October 1996 (the "Loan Agreement");

WHEREAS, the Borrower and the Lender have agreed to increase the maximum amount of the Loan (capitalized terms not defined herein shall be defined as in the Loan Agreement); and

WHEREAS, the Borrower and the Lender wish to amend the Loan Agreement to reflect such modification;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      LOAN

        (a) The maximum amount of the Loan, as provided in paragraph 1(a) of the Loan Agreement, shall be Three Hundred Fifty thousand dollars ($350,000).

        (b) Each advance from the Lender to the Borrower under the Loan Agreement shall be evidenced by a promissory note of the borrower substantially similar in form and substance to Exhibit A to the Loan Agreement. The Borrower and the Lender acknowledge that Borrower's note attached hereto as Appendix 1 was made in anticipation of this Agreement and satisfies the requirements of this paragraph 1(b).

2.      ADDITIONAL INVENTORY

        The Borrower and the Lender acknowledge that a primary purpose for increasing the maximum amount of the Loan is to fund the Borrower's anticipated purchase of additional inventory of products from Conserver XXI, S.A., and they hereby agree that such additional inventory shall be included within the definition of Inventory in the Loan Agreement. The Lender agrees to release such additional portions of the Loan to the Borrower as are required to purchase such additional inventory in accordance with the Borrower's instructions after receiving confirmation satisfactory to it that the Borrower has taken possession of such additional inventory.

3.   ADDITIONAL CONSIDERATION

     As further inducement for Lender to enter into this Agreement and as additional consideration for the Loan arising under the Loan Agreement, Borrower hereby grants to Lender the right to require Borrower to assign all of its rights and interest in the letter from Conserver XXI, S.A. to Borrower attached hereto as Appendix 2 and/or any agreement arising thereunder or otherwise related to the subject matter thereof, and it is hereby confirmed that this right and the other rights held by the Lender under paragraph 3(d) of the Loan Agreement shall survive payment or pre-payment of the Loan.

4.   SECURITY

     It is acknowledged and agreed by the parties hereto that the Loan Agreement, as amended by this Agreement, remains subject to the Security Agreement.

5.  CONFIRMATION

     The parties hereto hereby confirm that in all other respects the Loan Agreement remains in full force and effect, and, subject only to the specific changes to the Loan Agreement effected hereby, this Agreement shall be construed as if it were a part of the Loan Agreement.


6.   MISCELLANEOUS

     (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

     (b) This Agreement may be signed in one or more counterparts each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                                              CONSERVER PURCHASING CORPORATION


                                              By: /s/ SERGE NORELLA
                                                  ----------------------------

                                              CONSERVER CORPORATION OF AMERICA


                                              By: /s/ CHARLES H. STEIN
                                                  -----------------------------

                                   APPENDIX 2

[CONSERVER XXI, S.A. LETTERHEAD]                                        [LOGO]


                                               CONSERVER PURCHASING CORPORATION
                                                             1209 Orange Street
                                                          Wilmington, DE  19801

December 30th 1996


Gentlemen:

This letter will confirm as follows

     1. We hereby reaffirm our letter to you of 9th October 1996 to the effect that you have the absolute right to use the Conserver name and trademark as well as all related products in the United States of America and Canada (the "Territory").

     2. From the date hereof until the execution of the long term contract referred to paragraph 3 (the "Period"), these rights shall be exclusive, and we shall not provide any Conserver 21 products (the "Product") for any use in the Territory during the Period other than to you.

     3. Provided (i) that you offer purchase and pay for three hundred (300) filters and seven hundred thousand (700,000) sachets of the Product prior to 31st December 1996, such payment to be made by wire transfer at the prices referred to in paragraph 4, fifty percent (50%) at the time of placing the order and fifty (50%) after inspection and loading of such filters and sachets takes place, it being warranted by us that all of this Product will be of the standard and have the qualities previously represented to you, and (ii) subject to our mutual agreement of reasonable minimum orders for the Product in a long term contract, we hereby agree to enter into a long term contract of not less than twenty (20) years with you under which you shall have continuing exclusive rights in the Territory to the Product as it exists today and as we further develop and improve it, as well as other products which enhance the life of food and flowers which we may acquire from time to time, such long term contract to be subject to the usual commercial conditions, it being our intention that such long term contract be agreed as soon as is practicable, but in any event before 31st March 1997.

                                   APPENDIX 1

                                  DEMAND NOTE

$62,000                                                  19th December 1996

                                London, England

1. On demand, we promise to pay to the order of Conserver Corporation of America, the sum of $62,000, for value received, with interest payable at the rate of eight per cent (8%) per annum, payable at Citibank, F.S.B., 1396 Alhambra Circle, Coral Gables, Florida 33134.

2. The makers, indorsers, and all parties to this Note hereby waive presentment and notice of demand, protest and notice of protest and nonpayment of this Note.

                                        CONSERVER PURCHASING CORPORATION



                                        BY  /s/ Serge Norella
                                            -----------------------------

        4. The agreed price for such products during the Period is Fifteen U.S. dollars (U.S. $15.00) per filter and seventeen U.S. cents
        (U.S. $0.17) per sachet, ex works.

        5. During the Period you shall have the right to send your representatives to our factory to inspect the production of the Products you have ordered and to receive technical assistance from us related to the Product.

        6. We warrant and covenant that we have the absolute authority to grant the rights granted hereunder and to be granted under the long term agreement and the full corporate authority to execute this letter on behalf of Conserver XXI, S.A.

        7. Any disputes arising hereunder shall be resolved by arbitration under the International Chamber of Commerce.

        8. Your rights hereunder are freely assignable by you to an entity deemed appropriate by you.

        9. Absolute confidentiality shall be maintained with respect to the terms of this letter and all actions arising herefrom, provided, however, that it is agreed and understood that this letter may be shown and discussed on a confidential basis with Conserver Corporation of America and its potential investors.

For and on behalf of Conserver XXI, S.A.



/s/ Alfonso de Sande Moreno             /s/ J.A. Gomez-Arevalillo Acevedo
----------------------------------      ----------------------------------
Alfonso de Sande Moreno                 J.A. Gomez-Arevalillo Acevedo

                              CONSERVER XXI, S.A.
                               Poligono El Canal
                                 C/ Abedul 6-8
                             28500 Arganda del Rey
                                     Madrid


                                               Conserver Purchasing Corporation
                                               1209 Orange Street
                                               Wilmington, DE 19801

Madrid, 9th October 1996


Gentlemen,

This letter will confirm as follows:

     1. You have the absolute right to use the Conserver name and trademark as well as all related products in the United States of America and Canada (the Territory)

     2. From the date hereof until the execution of the long term contract referred to in paragraph 3 (the period), these rights shall be exclusive, and we shall not provide any Conserver products (the product) for any use in the Territory during the period other than to you.

     3. Provided (i) that you offer to purchase and pay for twelve thousand (12,000) filters and ten thousand (10,000) sachets of the Product during the week beginning on 7th October 1996, such payment to be made transfer at the prices referred to in paragraph 4 immediately after inspection and loading of such filters and sachets takes place, it being warranted by us that all this Product is of the standard and has the qualities previously represented to you, and (ii) subject to our mutual agreement of minimum orders for the Product in a long term contract, then we hereby agree to enter into a long term contract (20 years) with you under which you shall have continuing exclusive rights in the Territory to the Product as it exists today and as we further develop and improve it, as well as other products which enhance the life of food and flowers which we may acquire from time to time, such long term contract to be subject to the usual commercial considerations, it being our intention that such long term contract be agreed as soon as is practicable, but in any event before the end of 1996.

     4. The agreed price for such products during the period is U.S $15.00 (fifteen dollars) per filter and U.S $0.13 (thirteen cents) per sachet, ex works.

        5. During the period you shall have the right to send your representatives to our factory to inspect the production of the Products you have ordered and to receive technical assistance from us related to the product.

        6. We warrant and covenant that we have the absolute authority to grant the rights granted hereunder and to be granted under the long term agreement and the full corporate authority to execute this letter on behalf of Conserver XXI, S.A.

        7. Any disputes arising hereunder shall be resolved by arbitration under the International Chamber of Commerce.

        8. Your rights hereunder are freely assignable by you to an entity deemed appropriate by you.

        9. Absolute confidentiality shall be maintained with respect to the terms of this letter and all actions arising herefrom.

For and on behalf of Conserver XXI, S.A.



/s/ Alfonso de Sande Moreno                     /s/ J.A. Gomez-Arevalillo
    -----------------------------                   -----------------------
    Alfonso de Sande Moreno                         J.A. Gomez-Arevalillo